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MOODYS CORP /DE/ - 10-K405


EX-23
   3
             CONSENT OF EXPERTS


                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57267, 333-57915, 333-60737, 333-64653,
333-68555, 333-81121 and 333-47848) of Moody's Corporation (formerly known as The Dun & Bradstreet Corporation) of our report dated February 5, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.



 /s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
New York, New York
March 15, 2001


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